EXHIBIT (21)-1-

                     COMPANIES OWNED BY UNIMAR COMPANY


     The following is a list of companies owned, directly and indirectly, by Unimar Company, together with their respective jurisdictions of incorporation. In each case, all of the outstanding voting securities of each company listed are owned by the company indicated by indentation as its parent, except as otherwise noted.


                                                 State of
                                               Incorporation

Unimar Company (a General Partnership under The
 Texas Uniform Partnership Act)
  Unimar Financing Corporation. . . . . . . . . . .  Delaware
  ENSTAR Corporation. . . . . . . . . . . . . . . .  Delaware
    Alaska Interstate International Finance N.V. . . Netherlands
                                                     Antilles
      Alaska Interstate International Finance B.V. . The
                                                     Netherlands
        AKI International Finance N.V. . . . . . . . Netherlands
                                                     Antilles
    VICO 7.5, Inc. . . . . . . . . . . . . . . . . . Delaware
      Virginia Indonesia Company . . . . . . . . . . Delaware
        Virginia Services, Ltd.. . . . . . . . . . . Delaware
        Purchasing Services, Inc.. . . . . . . . . . Delaware
    ENSTAR Indonesia, Inc. . . . . . . . . . . . . . Delaware
      Virginia International Company . . . . . . . . Delaware
        VICO Trading, Inc. . . . . . . . . . . . . . Delaware
    ENSTAR Petroleum Ltd.. . . . . . . . . . . . . . Canada